Exhibit Index at Page 3


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):     December 18, 2000


                               GENESEE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


   NEW YORK                                 0-1653                16-0445920
(State or other Jurisdiction                (Commission         (IRS Employer
of Incorporation)                           File Number)     Identification No.)


 445 St. Paul Street, Rochester, New York                          14605
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:       (716) 546-1030


Item 5.    Other Events.

           Genesee Corporation issued a news release on December 18, 2000, which is filed with this report as Exhibit 99.


Item 7.    Exhibits.

           An exhibit filed with this report is identified in the Exhibit Inde at Page 3.


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                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Genesee Corporation


Date:         December 18, 2000             By      /s/ Mark W. Leunig
                                            Mark W. Leunig, Sr. Vice President
                                              and Chief Administrative Officer



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                                  EXHIBIT INDEX

                                                                     Page
Exhibit 99               News Release Dated December 18, 2000          4




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                                                               Exhibit 99


For  Immediate  Release                     Contact:  Mark  W.  Leunig
                                            Director  of  Investor Relations
                                                     (716) 263-9440

Genesee Corporation Announces
Completion of Management Buyout of Brewing Business


Rochester,  New York,  December  18,  2000 -- Genesee  Corporation  (Nasdaq/NMS:
GENBB) today announced that its Genesee Brewing Company subsidiary has completed the sale of its brands and all other brewing assets to High Falls Brewing Company, LLC. High Falls Brewing Company was formed by Samuel T. Hubbard, Jr., the Corporation's President and Chief Executive Officer, and other members of the Corporation's management, to acquire the Corporation's brewing business.

The purchase price was $25.8 million. Genesee Brewing Company received $14.8 million in cash at the closing. The balance of the purchase price was paid by High Falls giving promissory notes totaling $11 million. $6.5 million of this amount is seller bridge financing represented by three and a half year notes which are expected to be paid off within nine months of closing from the proceeds of a $6.5 million HUD-sponsored economic development loan and grant package which High Falls has applied for. The remaining $4.5 million of seller financing is represented by a three year note bearing interest at 12% per year.

The $6.5 million bridge loan bears interest at prime plus one and is secured by a $3 million first mortgage on the brewery facility and a security interest in the brewery machinery and equipment that is subordinate only to High Falls' senior bank debt. The remaining $4.5 million of seller financing is secured by a security interest in all tangible and intangible property of High Falls that is subordinate to the senior bank and mezzanine debt financing.

The Corporation currently estimates that the sale will result in a net gain of approximately $5 million. The gain will be deferred until the $6.5 million bridge loan is paid off from the proceeds of the HUD financing.

In order to obtain the consent of Boston Beer Company to assign the production agreement between Genesee Brewing Company and Boston Beer Company to High Falls, Genesee Brewing Company was required to guarantee High Falls' performance of the production agreement and maintain a minimum liquid net worth for three years after the closing, starting at $7.25 million in the first year and declining to $5.15 million in the third year.

The deferred payment of purchase price under the $6.5 million bridge financing and $4.5 million three year note, together with the minimum net worth requirement for Genesee Brewing Company under the Boston Beer guarantee, will delay distribution of a large portion of the proceeds from the brewery sale to the Corporation's shareholders.


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The sale of Genesee  Brewing  Company  brings an end to almost  seventy years of regional brewing by the Corporation and the Wehle Family, which founded Genesee Brewing Company in 1932. Charles S. ("Chipp") Wehle, Chairman of the Corporation and grandson of Brewery founder, Louis A. Wehle, said, "The sale of the Brewery triggers a variety of emotions. We are relieved that the sale has been completed, ending more than two years of uncertainty about the Brewery's future. We are pleased that the Brewery will continue as a locally owned business with strong ties to the Rochester community, and that our loyal employees can continue to work in a business they truly love. We also feel a sense of sadness and regret that the Wehle Family is ending its long association with a great Rochester institution and the Genesee Family of employees, distributors and consumers who made the beer business such a fun place to work", said Mr. Wehle.

     Under the terms of the sale agreement, Mr. Hubbard and the other executive officers of the Corporation who invested in High Falls Brewing Company resigned as officers of the Corporation to join High Falls. Mr. Hubbard will continue to serve as a director of the Corporation. The other officers who resigned are John
B. Henderson, Senior Vice President and Chief Financial Officer, William A. Neilson, Vice President-Human Resources and Michael C. Atseff, Vice President and Controller. The Corporation has entered into a short term agreement with High Falls to obtain certain services from some of the former officers, including Messrs. Hubbard, Henderson and Neilson.

The Corporation announced that Stephen B. Ashley, who has served as a director of the Corporation since 1987, has been elected President of the Corporation.
Mark W. Leunig, Vice President, Secretary and General Counsel of the Corporation, has been promoted to Senior Vice President and Chief Administrative Officer. Steven M. Morse, Corporate Consolidations Manager, was promoted to the office of Vice President and Treasurer.

Messrs. Ashley, Leunig and Morse will manage the Corporation's affairs during the liquidation and wind-up phase under the plan of dissolution and liquidation that was approved by shareholders in October. The Corporation expects to complete the sale on terms previously announced of a substantial portion of its equipment leasing portfolio in December, with the remainder of the lease portfolio sale expected to close in January. The letter of intent with Ralcorp Holdings, Inc. to sell the Corporation's foods business has expired. The Corporation is continuing its discussions with Ralcorp.

The Corporation expects to make the first of a series of liquidating distributions to shareholders in the first quarter of calendar 2001. The amount and timing of liquidating distributions will depend on a number of factors, including the amount that will ultimately be realized from the sale of the Corporation's assets and the timing of the receipt of the proceeds of such sales, which will depend on the terms of the transactions in which the assets are sold, including provisions for indemnification and other post-closing obligations under the agreements pursuant to which the assets are sold. Other factors that will affect the amount and timing of liquidating distributions include payment or provision for the payment of debts, expenses, taxes and other liabilities of the Corporation, as well as the timing and cost of liquidating and winding up of the Corporation's business and affairs.

"We will work to liquidate assets in an orderly manner so as to maximize their value to shareholders in the shortest possible time," said Mr. Leunig. "Based on the terms of the seller financing of the brewery sale and the indemnification and other post-closing obligations that are customary in asset divestiture transactions, we currently expect that dissolution and wind-up of the Corporation will take at least three years to complete," said Mr. Leunig.


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NOTE:  Statements made in this news release which are not historical,  including statements regarding the sale of the Corporation's brewing, foods and equipment leasing businesses, the liquidation and dissolution of the Corporation and the payment of liquidating distributions, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, and there can be no assurance that the expectations or results reflected in those statements will be realized or achieved. Risks and uncertainties relating to the sale of the Corporation's brewing business include, without limitation, non-payment or other default by High Falls Brewing Company on the seller financing of the brewery sale, failure of High Falls to obtain the HUD financing it has applied for, a claim by Boston Beer Company under the production
agreement   performance   guarantee  and  the  minimum  net  worth   requirement
thereunder,   and   post-closing   indemnification   obligations.    Risks   and
uncertainties relating to the proposed sale of the Corporation's equipment leasing business include, without limitation, the failure of the transaction to close for whatever reasons, further negotiation of terms and conditions,
purchase  price  adjustments,   post-closing  indemnification  obligations,  the
failure to satisfy other conditions necessary to consummate the transaction such as failure to obtain necessary regulatory approvals and third party consents, and the possibility that a delay in resolving such conditions could jeopardize the transaction. Risks and uncertainties relating to the disposition of the Corporation's food business include, without limitation, failure to reach agreement with Ralcorp on the sale of the business, failure to find another suitable buyer if a sale to Ralcorp is not completed, and risks associated with continuing to operate the business while seeking other buyers. Risks and uncertainties relating to the dissolution and liquidation of the Corporation include, without limitation, the actual amount of proceeds from the sale of the Corporation's assets, the ultimate settlement amounts of the Corporation's liabilities and obligations, actual costs incurred in connection with carrying out the plan of dissolution and liquidation, including administrative costs during the liquidation period, the amount of income earned on the Corporation's cash and cash equivalents and short-term investments during the liquidation period, and the actual timing of distributions.


Copies of Genesee Corporation press releases are available free of charge by calling PRNewswire's Company News On Call at 800-758-5804, Extension 352775, or on the Internet at http://www.prnewswire.com/cnoc.

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